UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    Form 8-K

                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report:   (Date of earliest event reported):  May 10, 1999


                          Unilab Corporation ("Unilab")
             (Exact name of registrant as specified in its charter)



                                    Delaware
                 (State or other jurisdiction of incorporation)


           33-77286                                95-4415490
   (Commission File Number)                      (I.R.S. Employer
                                               Identification Number)


  18448 Oxnard Street, Tarzana, California            91356
(Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code:  (818) 996-7300


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(Former name or former address, if changed since last report)


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Item 2.           Acquisition or disposition of Assets

                  (a)      Acquisition

                  Pursuant to an Asset Purchase Agreement, dated as of April 5, 1999 (the "Asset Purchase Agreement"), by and between Physicians Clinical Laboratory, Inc. d/b/a Bio-Cypher Laboratories, a Delaware corporation ("BCL") and Unilab Corporation, a Delaware corporation ("Unilab" or the "Company"), effective May 10, 1999, the Company has acquired substantially all of the assets of BCL (the "BCL Acquisition"). The purchase price for the BCL Acquisition consisted of one million shares of Unilab common stock (the "Share Issuance"), approximately $8.5 million cash, and a $25 million Note (the "Note"). The Note bears a 7.5% interest rate, and has $10 million annual principal payments. In addition to the customer list, Unilab acquired approximately $12 million of assets, the majority of which are trade accounts receivable, and assumed liabilities of approximately $4 million. In connection with the Closing, BCL repaid its trade receivables financing facility and delivered its receivables free and clear.

                  The shares of Unilab common issued or issuable in the BCL Acquisition are subject to a Registration Rights Agreement, dated the Closing Date. Certain funds affiliated with Oaktree Capital Management, Inc., which owned a majority of the outstanding debt and equity of BCL, have guaranteed certain obligations of BCL under the Asset Purchase Agreement (the "Oaktree Guaranty").

                  The Asset  Purchase  Agreement is attached as Exhibit 2.1, the
Note is attached as Exhibit 2.2, the Registration Rights Agreement is attached as Exhibit 2.3 and the Oaktree Guaranty is attached as Exhibit 2.4. Each such agreement is incorporated by reference in its entirety herein and the description of each such Agreement contained herein is qualified in its entirety by reference to such agreement.

                  (a)      Source of Funds

                  The consideration for the BCL Acquisition consisted of (i) the Share Issuance, (ii) approximately $8.5 million in cash, from cash on hand and
(iii) the Note, plus the incurrence of certain monthly payments to the United States owed by BCL and assumed by Unilab. Unilab intends to make these monthly payments from cash on hand. Unilab believes its cash flows will be sufficient to make such payments on a timely basis.

                  (b)      Equipment or Other Physical Property

                  Certain of the assets of BCL acquired by the Company constitute equipment or other physical property. Such assets were used by BCL in conjunction with its clinical laboratory testing business. The Company intends to continue substantially the same use for such acquired assets.


        Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

                       (c)      Exhibits.

                       2.1      Asset Purchase Agreement
                       2.2      Note
                       2.3      Registration Rights Agreement
                       2.4      Oaktree Guaranty






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                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act 1934, Unilab Corporation has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:   May 14, 1999                   UNILAB CORPORATION



                                        By:    /s/   Mark L. Bibi
                                        Name:  Mark L. Bibi
                                        Title:   Executive Vice President,
                                                 Secretary and General Counsel

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                                INDEX OF EXHIBITS


                                           Exhibits          Page

Asset Purchase Agreement                    2.1

Convertible Note                            2.2

Registration Rights Agreement               2.3

Oaktree Guaranty                            2.4